SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED DECEMBER 21, 2001
(To Prospectus dated October 22, 2001)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

             CHL Mortgage Pass-Through Certificates, Series 2001-32
                                     Issuer

                                 --------------

The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.

The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated December 21, 2001, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated October 22, 2001. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO Certificates was approximately $3,133,916.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 15, 2002

                               THE MORTGAGE POOL

         As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 1108 Mortgage Loans having an aggregate Stated Principal Balance of approximately $417,520,351.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                  As of
                                                                                            September 1, 2002
Total Number of Mortgage Loans...................................................                 1108
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 1.26%
         60-90 days..............................................................                 0.09%
         91 days or more (excluding pending foreclosures)........................                 0.00%
                                                                                                  ----
         Total Delinquencies.....................................................                 1.35%
                                                                                                  ====
Foreclosures Pending.............................................................                 0.00%
                                                                                                  ----
Total Delinquencies and foreclosures pending.....................................                 1.35%
                                                                                                  ====

----------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                                                                          At               At
                                                          At February 28(29),                         December 31,      June 30,
                                      -----------------------------------------------------------    -------------    -----------
                                         1998            1999            2000            2001            2001             2002
                                      -----------     -----------     -----------     -----------    -------------    -----------
Delinquent Mortgage Loans and
    Pending Foreclosures at
    Period End
      30-59 days .................           1.08%           1.03%           1.36%           1.61%           1.89%           1.85%
      60-89 days .................           0.16            0.18            0.22            0.28            0.39            0.40
      90 days or more (excluding
        pending foreclosures) ....           0.16            0.12            0.16            0.14            0.23            0.28
                                      -----------     -----------     -----------     -----------     -----------     -----------
         Total of delinquencies              1.40%           1.32%           1.75%           2.03%           2.51%           2.53%
                                      ===========     ===========     ===========     ===========     ===========     ===========
Foreclosures pending .............           0.17%           0.14%           0.16%           0.27%           0.31%           0.28%
                                      ===========     ===========     ===========     ===========     ===========     ===========

Total delinquencies and
    foreclosures pending .........           1.57%           1.46%           1.91%           2.30%           2.82%           2.81%
                                      ===========     ===========     ===========     ===========     ===========     ===========

Net Gains/(Losses) on
    liquidated loans(1) ..........    $(2,662,000)    $(2,882,524)    $(3,076,240)    $(2,988,604)    $(5,677,141)    $(3,054,092)
Percentage of Net
    Gains/(Losses) on
    liquidated loans(1)(2) .......         (0.024)%        (0.018)%        (0.017)%        (0.014)%        (0.022)%        (0.010)%
Percentage of Net
    Gains/(Losses) on
    liquidated loans (based on
    average outstanding
    principal balance)(1) ........         (0.027)%        (0.021)%        (0.017)%        (0.015)%        (0.023)%        (0.011)%

----------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

         The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

         As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $3,133,916, evidencing a beneficial ownership interest of approximately 0.75% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $402,310,032 and evidenced in the aggregate a beneficial ownership interest of approximately 96.36% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $15,210,318, and evidenced in the aggregate a beneficial ownership interest of approximately 3.64% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $3,133,916 and (ii) the closing date of the sale of the Class PO Certificates is October 15, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 78.0%.

         Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                        Percentage of the Prepayment Assumption
                                       -----------------------------------------
        Class                            0%      100%     275%     400%     500%
        -----                          -----    -----    -----    -----    -----

        Class PO....................    1.3%     2.4%     4.9%     6.8%     8.4%

         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*


                                                          Class PO
                                           Percentage of the Prepayment Assumption
                                         --------------------------------------------
        Distribution Date                 0%       100%     275%      400%      500%
        -----------------               -----     -----    -----     -----     -----
Initial Percent....................       100       100      100       100       100
October 15, 2002                           84        84       84        84        84
October 25, 2003                           83        81       75        72        69
October 25, 2004                           82        75       63        55        49
October 25, 2005                           81        70       52        41        34
October 25, 2006                           80        65       43        31        24
October 25, 2007                           79        60       35        23        16
October 25, 2008                           78        55       29        17        11
October 25, 2009                           76        51       24        13         8
October 25, 2010                           75        47       19        10         5
October 25, 2011                           73        43       16         7         4
October 25, 2012                           72        40       13         5         2
October 25, 2013                           70        36       11         4         2
October 25, 2014                           68        33        9         3         1
October 25, 2015                           66        30        7         2         1
October 25, 2016                           63        27        6         2         1
October 25, 2017                           61        25        4         1         0
October 25, 2018                           58        22        4         1         0
October 25, 2019                           55        20        3         1         0
October 25, 2020                           52        18        2         0         0
October 25, 2021                           49        16        2         0         0
October 25, 2022                           46        14        1         0         0
October 25, 2023                           42        12        1         0         0
October 25, 2024                           38        10        1         0         0
October 25, 2025                           33         8        1         0         0
October 25, 2026                           29         7        0         0         0
October 25, 2027                           24         5        0         0         0
October 25, 2028                           19         4        0         0         0
October 25, 2029                           13         2        0         0         0
October 25, 2030                            7         1        0         0         0
October 25, 2031                            0         0        0         0         0
Weighted Average Life (years) **...     19.22     11.00     5.59      4.03      3.28

----------
*        Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $5,000,000 and $0.00 and $5,000,000, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

         General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

         Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

         The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code
Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

         Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

         o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

         o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

         The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

         A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

         Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

         Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

         A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

         Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                  OTHER TAXES

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                    RATINGS

         The Class PO Certificates are currently rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investor Service, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of October 15, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

              EXHIBIT 1 - CHL Mortgage Pass-Through Trust 2001-32



                    Current Mortgage Rates of the Mortgage Loans (1)
------------------------------------------------------------------------------------------
     Current        Number of Mortgage   Aggregate Principal Balance   Percent of Mortgage
Mortgage Rate (%)         Loans                Outstanding ($)               Pool (%)
------------------------------------------------------------------------------------------
      6.125                   3                       891,522                  0.21
      6.250                  11                     3,779,413                  0.91
      6.375                  18                     6,955,637                  1.67
      6.500                  89                    37,470,691                  8.97
      6.625                  91                    38,755,774                  9.28
      6.750                  85                    34,706,840                  8.31
      6.875                  75                    32,175,927                  7.71
      7.000                  70                    25,097,712                  6.01
      7.125                  82                    29,709,001                  7.12
      7.250                 176                    68,369,904                 16.38
      7.375                 107                    41,028,576                  9.83
      7.500                 116                    38,485,066                  9.22
      7.625                  77                    24,873,857                  5.96
      7.750                  36                    12,304,387                  2.95
      7.875                  26                     9,431,797                  2.26
      8.000                  14                     4,787,025                  1.15
      8.125                   7                     2,212,141                  0.53
      8.250                   7                     1,855,248                  0.44
      8.375                   1                       145,222                  0.03
      8.500                   7                     2,260,779                  0.54
      8.625                   2                       257,044                  0.06
      8.750                   3                       941,583                  0.23
      8.875                   4                       840,512                  0.20
      9.000                   1                       184,691                  0.04
------------------------------------------------------------------------------------------
Total                     1,108                   417,520,351                100.00
==========================================================================================

----------
(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.135% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.124% per annum.


                                 Current Mortgage Loan Principal Balances (1)
---------------------------------------------------------------------------------------------------------------
       Current Mortgage                Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage
       Loan Balance ($)                       Loans                Outstanding ($)                Pool (%)
---------------------------------------------------------------------------------------------------------------
   10,000.01 to    50,000.00                      3                      100,768                    0.02
   50,000.01 to   100,000.00                     15                    1,235,671                    0.30
  100,000.01 to   150,000.00                     50                    6,096,682                    1.46
  150,000.01 to   200,000.00                     49                    8,395,847                    2.01
  200,000.01 to   250,000.00                     39                    8,833,149                    2.12
  250,000.01 to   300,000.00                    135                   38,824,779                    9.30
  300,000.01 to   350,000.00                    233                   76,228,877                   18.26
  350,000.01 to   400,000.00                    235                   88,379,365                   21.17
  400,000.01 to   450,000.00                    113                   47,966,274                   11.49
  450,000.01 to   500,000.00                     85                   40,530,651                    9.71
  500,000.01 to   550,000.00                     40                   20,874,181                    5.00
  550,000.01 to   600,000.00                     29                   16,690,748                    4.00
  600,000.01 to   650,000.00                     46                   29,235,743                    7.00
  650,000.01 to   700,000.00                      3                    2,046,420                    0.49
  700,000.01 to   750,000.00                      8                    5,815,524                    1.39
  750,000.01 to 1,000,000.00                     20                   18,010,314                    4.31
1,000,000.01 to 1,500,000.00                      4                    4,712,668                    1.13
Over 2,000,000.01                                 1                    3,542,690                    0.85
---------------------------------------------------------------------------------------------------------------
Total                                         1,108                  417,520,351                  100.00
===============================================================================================================

----------
(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $376,823.


                          Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)
---------------------------------------------------------------------------------------------------------------
                                       Number of Mortgage   Aggregate Principal Balance     Percent of Mortgage
 Original Loan-to-Value Ratios (%)           Loans                Outstanding ($)                Pool (%)
---------------------------------------------------------------------------------------------------------------
 50.00 or Less                                   75                   36,284,690                    8.69
 50.01 to  55.00                                 31                   12,783,860                    3.06
 55.01 to  60.00                                 44                   17,211,237                    4.12
 60.01 to  65.00                                 61                   27,269,087                    6.53
 65.01 to  70.00                                 83                   35,832,735                    8.58
 70.01 to  75.00                                180                   78,365,555                   18.77
 75.01 to  80.00                                435                  159,911,838                   38.30
 80.01 to  85.00                                 19                    4,828,328                    1.16
 85.01 to  90.00                                 57                   17,736,078                    4.25
 90.01 to 100.00                                122                   27,228,554                    6.52
103.00                                            1                       68,390                    0.02
---------------------------------------------------------------------------------------------------------------
Total                                         1,108                  417,520,351                  100.00
===============================================================================================================

----------
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 72.64%.

(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.


                              State Distribution of the Mortgaged Properties (1)
-----------------------------------------------------------------------------------------------------------
     State Distribution of       Number of Mortgage    Aggregate Principal Balance      Percent of Mortgage
     Mortgaged Properties              Loans                 Outstanding ($)                  Pool (%)
-----------------------------------------------------------------------------------------------------------
California                                495                  201,971,379                     48.37
Colorado                                   51                   19,346,135                      4.63
Nevada                                     17                    9,605,911                      2.30
New Jersey                                 50                   18,941,604                      4.54
New York                                   78                   31,586,963                      7.57
Texas                                      52                   15,368,378                      3.68
Washington                                 33                   12,826,987                      3.07
Other (less than 2%)                      332                  107,872,995                     25.84
-----------------------------------------------------------------------------------------------------------
Total                                   1,108                  417,520,351                    100.00
===========================================================================================================

----------
(1) "Other" includes 39 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 0.85% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                                Documentation Programs for the Mortgage Loans
------------------------------------------------------------------------------------------------------------
                                   Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage
        Type of Program                  Loans                 Outstanding ($)                 Pool (%)
------------------------------------------------------------------------------------------------------------
Full/Alternative                            824                  309,081,365                    74.03
Reduced                                     244                   92,748,692                    22.21
Streamlined                                  40                   15,690,294                     3.76
------------------------------------------------------------------------------------------------------------
Total                                     1,108                  417,520,351                   100.00
============================================================================================================


                                        Types of Mortgaged Properties
------------------------------------------------------------------------------------------------------------
                                   Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage
         Property Type                   Loans                 Outstanding ($)                 Pool (%)
------------------------------------------------------------------------------------------------------------
Single Family Residence                     781                  292,925,504                    70.16
Planned Unit Development                    253                   97,592,308                    23.37
Low-rise Condominium                         43                   14,438,590                     3.46
2-4 Family Residence                         19                    8,213,032                     1.97
High rise Condominium                         5                    2,290,171                     0.55
Co-operative                                  5                    1,770,089                     0.42
Manufactured Housing (1)                      2                      290,656                     0.07
------------------------------------------------------------------------------------------------------------
Total                                     1,108                  417,520,351                   100.00
============================================================================================================

----------
(1)      Treated as real property.

                                        Purposes of the Mortgage Loans
------------------------------------------------------------------------------------------------------------
                                   Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage
          Loan Purpose                   Loans                 Outstanding ($)                 Pool (%)
------------------------------------------------------------------------------------------------------------
Purchase                                    449                  153,122,692                    36.67
Refinance (rate/term)                       413                  171,497,862                    41.08
Refinance (cash-out)                        246                   92,899,798                    22.25
------------------------------------------------------------------------------------------------------------
Total                                     1,108                  417,520,351                   100.00
============================================================================================================


                                  Occupancy Types of the Mortgage Loans (1)
----------------------------------------------------------------------------------------------------------
                                  Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage
        Occupancy Type                  Loans                 Outstanding ($)                Pool (%)
----------------------------------------------------------------------------------------------------------
Owner Occupied                           1,068                  402,761,282                    96.47
Secondary Residence                         25                   10,484,822                     2.51
Investment                                  15                    4,274,247                     1.02
----------------------------------------------------------------------------------------------------------
Total                                    1,108                  417,520,351                   100.00
==========================================================================================================

----------
(1) Based upon representations of the related Mortgagors at the time of origination.


                         Remaining Terms to Maturity of the Mortgage Loans (1)
---------------------------------------------------------------------------------------------------------
Remaining Term to Maturity      Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage
         (months)                     Loans                 Outstanding ($)                 Pool (%)
---------------------------------------------------------------------------------------------------------
            226                            1                       48,924.22                  0.01
            229                            1                      392,115.43                  0.09
            231                            1                      277,322.40                  0.07
            232                           14                    6,076,914.91                  1.46
            233                            5                    2,046,083.54                  0.49
            234                            1                      326,491.13                  0.08
            288                            1                      471,302.19                  0.11
            292                            2                      615,888.09                  0.15
            293                            1                      346,131.13                  0.08
            315                            1                       75,748.70                  0.02
            337                            1                      282,939.38                  0.07
            341                            1                      483,172.63                  0.12
            342                            1                      161,600.07                  0.04
            343                            4                      973,967.67                  0.23
            344                            5                      729,755.09                  0.17
            345                           15                    2,892,869.52                  0.69
            346                           20                    4,360,730.82                  1.04
            347                            8                    2,621,567.30                  0.63
            348                           23                    8,950,486.00                  2.14
            349                           14                    4,775,884.20                  1.14
            350                           61                   22,329,356.59                  5.35
            351                          112                   40,881,120.63                  9.79
            352                          316                  124,729,309.58                 29.87
            353                          384                  145,735,433.64                 34.90
            354                          115                   46,935,236.17                 11.24
---------------------------------------------------------------------------------------------------------
Total                                  1,108                      417,520,351               100.00
=========================================================================================================

----------
(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 349 months.

                                   EXHIBIT 2

        THE BANK OF                                   Distribution Date: 9/25/02
         NEW YORK

    101 Barclay St, 8W
    New York, NY 10286

Attn: Courtney Bartholomew
       212-815-3236


                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-32


                 Certificateholder Monthly Distribution Summary


------------------------------------------------------------------------------------------------------------------------------
                                Certificate                     Pass                                                   Current
                      Class        Rate        Beginning      Through      Principal      Interest        Total       Realized
Class      Cusip   Description     Type         Balance       Rate (%)    Distribution  Distribution   Distribution    Losses
------------------------------------------------------------------------------------------------------------------------------
  A1     12669CLH1    Senior    Fix-30/360     2,934,754.87    5.000000      776,519.35    12,228.15      788,747.50     0.00
  A2     12669CLJ7    Senior    Var-30/360    73,671,969.15    2.140000      582,389.52   131,381.68      713,771.19     0.00
  A3     12669CLK4   Strip IO   Var-30/360    73,671,969.15    6.360000            0.00   390,461.44      390,461.44     0.00
  A4     12669CLL2    Senior    Fix-30/360   129,947,097.00    5.400000            0.00   584,761.94      584,761.94     0.00
  A5     12669CLM0    Senior    Fix-30/360     8,100,000.00    6.500000            0.00    43,875.00       43,875.00     0.00
  A6     12669CLN8    Senior    Var-30/360   109,562,213.72    3.160000      929,839.72   288,513.83    1,218,353.55     0.00
  A7     12669CLP3    Senior    Var-30/360    25,283,588.38   20.973327      214,578.40   441,900.81      656,479.21     0.00
  A8     12669CLQ1    Senior    Var-30/360    15,609,999.25    3.218750   13,838,895.71    41,870.57   13,880,766.29     0.00
  A9     12669CLR9    Senior    Var-30/360     3,602,307.69   20.718738    3,193,591.47    62,196.06    3,255,787.53     0.00
 A10     12669CLS7    Senior    Fix-30/360    30,000,000.00    6.500000            0.00   162,500.00      162,500.00     0.00
 A11     12669CLT5    Senior    Fix-30/360    19,700,000.00    6.500000            0.00   106,708.33      106,708.33     0.00
 A12     12669CLU2    Senior    Fix-30/360       300,000.00    6.500000            0.00     1,625.00        1,625.00     0.00
  PO     12669CLV0   Strip PO   Fix-30/360     3,157,335.47    0.000000       23,419.30         0.00       23,419.30     0.00
  X      12669CPG9   Strip IO   Fix-30/360   313,422,017.91    0.594031            0.00   155,152.05      155,152.05     0.00
  AR     12669CLW8    Senior    Fix-30/360             0.00    6.500000            0.00         0.00            0.00     0.00
------------------------------------------------------------------------------------------------------------------------------
  M      12669CLX6    Junior    Fix-30/360     6,878,622.79    6.500000        9,240.04    37,259.21       46,499.24     0.00
  B1     12669CLY4    Junior    Fix-30/360     2,947,981.20    6.500000        3,960.02    15,968.23       19,928.25     0.00
  B2     12669CLZ1    Junior    Fix-30/360     2,456,651.00    6.500000        3,300.01    13,306.86       16,606.87     0.00
  B3     12669CPP9    Junior    Fix-30/360       982,660.40    6.500000        1,320.01     5,322.74        6,642.75     0.00
  B4     12669CPQ7    Junior    Fix-30/360       982,660.40    6.500000        1,320.01     5,322.74        6,642.75     0.00
  B5     12669CPR5    Junior    Fix-30/360       982,969.87    6.500000        1,320.40     5,324.42        6,644.82   766.18
------------------------------------------------------------------------------------------------------------------------------
Totals                                       437,100,811.19               19,579,693.96 2,505,679.06   22,085,373.01   766.18
------------------------------------------------------------------------------------------------------------------------------


-----------------------------------
                         Cumulative
             Ending       Realized
Class        Balance       Losses
-----------------------------------
  A1       2,158,235.51     0.00
  A2      73,089,579.64     0.00
  A3      73,089,579.64     0.00
  A4     129,947,097.00     0.00
  A5       8,100,000.00     0.00
  A6     108,632,374.00     0.00
  A7      25,069,009.98     0.00
  A8       1,771,103.53     0.00
  A9         408,716.22     0.00
 A10      30,000,000.00     0.00
 A11      19,700,000.00     0.00
 A12         300,000.00     0.00
  PO       3,133,916.17     0.00
  X      294,960,473.00     0.00
  AR               0.00     0.00
-----------------------------------
  M        6,869,382.76     0.00
  B1       2,944,021.18     0.00
  B2       2,453,350.98     0.00
  B3         981,340.39     0.00
  B4         981,340.39     0.00
  B5         980,883.29   766.18
-----------------------------------
Totals   417,520,351.04   766.18
-----------------------------------

        THE BANK OF                                   Distribution Date: 9/25/02
         NEW YORK

    101 Barclay St, 8W
    New York, NY 10286

Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-32


                         Principal Distribution Detail


------------------------------------------------------------------------------------------------------------------------
                        Original         Beginning       Scheduled                Unscheduled       Net          Current
                      Certificate      Certificate       Principal    Accretion    Principal     Principal      Realized
Class      Cusip        Balance          Balance       Distribution   Principal   Adjustments  Distribution      Losses
------------------------------------------------------------------------------------------------------------------------
  A1     12669CLH1     7,000,000.00     2,934,754.87      776,519.35     0.00         0.00        776,519.35       0.00
  A2     12669CLJ7    76,720,903.00    73,671,969.15      582,389.52     0.00         0.00        582,389.52       0.00
  A3     12669CLK4    76,720,903.00    73,671,969.15            0.00     0.00         0.00              0.00       0.00
  A4     12669CLL2   129,947,097.00   129,947,097.00            0.00     0.00         0.00              0.00       0.00
  A5     12669CLM0     8,100,000.00     8,100,000.00            0.00     0.00         0.00              0.00       0.00
  A6     12669CLN8   113,404,687.00   109,562,213.72      929,839.72     0.00         0.00        929,839.72       0.00
  A7     12669CLP3    26,170,313.00    25,283,588.38      214,578.40     0.00         0.00        214,578.40       0.00
  A8     12669CLQ1    56,422,437.00    15,609,999.25   13,838,895.71     0.00         0.00     13,838,895.71       0.00
  A9     12669CLR9    13,020,563.00     3,602,307.69    3,193,591.47     0.00         0.00      3,193,591.47       0.00
 A10     12669CLS7    30,000,000.00    30,000,000.00            0.00     0.00         0.00              0.00       0.00
 A11     12669CLT5    19,700,000.00    19,700,000.00            0.00     0.00         0.00              0.00       0.00
 A12     12669CLU2       300,000.00       300,000.00            0.00     0.00         0.00              0.00       0.00
  PO     12669CLV0     3,713,585.07     3,157,335.47       23,419.30     0.00         0.00         23,419.30       0.00
  X      12669CPG9   354,550,879.00   313,422,017.91            0.00     0.00         0.00              0.00       0.00
  AR     12669CLW8           100.00             0.00            0.00     0.00         0.00              0.00       0.00
------------------------------------------------------------------------------------------------------------------------
  M      12669CLX6     7,000,000.00     6,878,622.79        9,240.04     0.00         0.00          9,240.04       0.00
  B1     12669CLY4     3,000,000.00     2,947,981.20        3,960.02     0.00         0.00          3,960.02       0.00
  B2     12669CLZ1     2,500,000.00     2,456,651.00        3,300.01     0.00         0.00          3,300.01       0.00
  B3     12669CPP9     1,000,000.00       982,660.40        1,320.01     0.00         0.00          1,320.01       0.00
  B4     12669CPQ7     1,000,000.00       982,660.40        1,320.01     0.00         0.00          1,320.01       0.00
  B5     12669CPR5     1,000,314.93       982,969.87        1,320.40     0.00         0.00          1,320.40     766.18
------------------------------------------------------------------------------------------------------------------------
Totals               500,000,000.00   437,100,811.19   19,579,693.96     0.00         0.00     19,579,693.96     766.18
------------------------------------------------------------------------------------------------------------------------


---------------------------------------
            Ending            Ending
          Certificate      Certificate
Class       Balance           Factor
---------------------------------------
  A1       2,158,235.51   0.30831935918
  A2      73,089,579.64   0.95266839646
  A3      73,089,579.64   0.95266839646
  A4     129,947,097.00   1.00000000000
  A5       8,100,000.00   1.00000000000
  A6     108,632,374.00   0.95791785047
  A7      25,069,009.98   0.95791785047
  A8       1,771,103.53   0.03139005731
  A9         408,716.22   0.03139005731
 A10      30,000,000.00   1.00000000000
 A11      19,700,000.00   1.00000000000
 A12         300,000.00   1.00000000000
  PO       3,133,916.17   0.84390585106
  X      294,960,473.00   0.83192706737
  AR               0.00   0.00000000000
---------------------------------------
  M        6,869,382.76   0.98134039365
  B1       2,944,021.18   0.98134039365
  B2       2,453,350.98   0.98134039365
  B3         981,340.39   0.98134039365
  B4         981,340.39   0.98134039365
  B5         980,883.29   0.98057447897
---------------------------------------
Totals   417,520,351.04
---------------------------------------

        THE BANK OF                                   Distribution Date: 9/25/02
         NEW YORK

    101 Barclay St, 8W
    New York, NY 10286

Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-32


                          Interest Distribution Detail


-------------------------------------------------------------------------------------------------------------------------------
           Beginning        Pass          Accrued     Cumulative              Total          Net       Unscheduled
          Certificate     Through         Optimal       Unpaid   Deferred    Interest    Prepayment      Interest    Interest
Class       Balance       Rate (%)       Interest      Interest  Interest      Due      Int Shortfall   Adjustment     Paid
-------------------------------------------------------------------------------------------------------------------------------
  A1       2,934,754.87    5.000000       12,228.15      0.00      0.00       12,228.15      0.00          0.00       12,228.15
  A2      73,671,969.15    2.140000      131,381.68      0.00      0.00      131,381.68      0.00          0.00      131,381.68
  A3      73,671,969.15    6.360000      390,461.44      0.00      0.00      390,461.44      0.00          0.00      390,461.44
  A4     129,947,097.00    5.400000      584,761.94      0.00      0.00      584,761.94      0.00          0.00      584,761.94
  A5       8,100,000.00    6.500000       43,875.00      0.00      0.00       43,875.00      0.00          0.00       43,875.00
  A6     109,562,213.72    3.160000      288,513.83      0.00      0.00      288,513.83      0.00          0.00      288,513.83
  A7      25,283,588.38   20.973327      441,900.81      0.00      0.00      441,900.81      0.00          0.00      441,900.81
  A8      15,609,999.25    3.218750       41,870.57      0.00      0.00       41,870.57      0.00          0.00       41,870.57
  A9       3,602,307.69   20.718738       62,196.06      0.00      0.00       62,196.06      0.00          0.00       62,196.06
 A10      30,000,000.00    6.500000      162,500.00      0.00      0.00      162,500.00      0.00          0.00      162,500.00
 A11      19,700,000.00    6.500000      106,708.33      0.00      0.00      106,708.33      0.00          0.00      106,708.33
 A12         300,000.00    6.500000        1,625.00      0.00      0.00        1,625.00      0.00          0.00        1,625.00
  PO       3,157,335.47    0.000000            0.00      0.00      0.00            0.00      0.00          0.00            0.00
  X      313,422,017.91    0.594031      155,152.05      0.00      0.00      155,152.05      0.00          0.00      155,152.05
  AR               0.00    6.500000            0.00      0.00      0.00            0.00      0.00          0.00            0.00
-------------------------------------------------------------------------------------------------------------------------------
  M        6,878,622.79    6.500000       37,259.21      0.00      0.00       37,259.21      0.00          0.00       37,259.21
  B1       2,947,981.20    6.500000       15,968.23      0.00      0.00       15,968.23      0.00          0.00       15,968.23
  B2       2,456,651.00    6.500000       13,306.86      0.00      0.00       13,306.86      0.00          0.00       13,306.86
  B3         982,660.40    6.500000        5,322.74      0.00      0.00        5,322.74      0.00          0.00        5,322.74
  B4         982,660.40    6.500000        5,322.74      0.00      0.00        5,322.74      0.00          0.00        5,322.74
  B5         982,969.87    6.500000        5,324.42      0.00      0.00        5,324.42      0.00          0.00        5,324.42
-------------------------------------------------------------------------------------------------------------------------------
Totals   437,100,811.19                2,505,679.06      0.00      0.00    2,505,679.06      0.00          0.00    2,505,679.06
-------------------------------------------------------------------------------------------------------------------------------

        THE BANK OF                                   Distribution Date: 9/25/02
         NEW YORK

    101 Barclay St, 8W
    New York, NY 10286

Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-32


                          Current Payment Information
                               Factors per $1,000


------------------------------------------------------------------------------------------------------------------
                       Original       Beginning Cert.                                   Ending Cert.       Pass
                      Certificate        Notional         Principal       Interest        Notional        Through
Class      Cusip        Balance           Balance       Distribution    Distribution      Balance        Rate (%)
------------------------------------------------------------------------------------------------------------------
  A1     12669CLH1     7,000,000.00     419.250695510   110.931336327    1.746877898     308.319359183    5.000000
  A2     12669CLJ7    76,720,903.00     960.259411329     7.591014873    1.712462617     952.668396457    2.140000
  A3     12669CLK4    76,720,903.00     960.259411329     0.000000000    5.089374880     952.668396457    6.360000
  A4     12669CLL2   129,947,097.00   1,000.000000000     0.000000000    4.500000000   1,000.000000000    5.400000
  A5     12669CLM0     8,100,000.00   1,000.000000000     0.000000000    5.416666667   1,000.000000000    6.500000
  A6     12669CLN8   113,404,687.00     966.117156368     8.199305893    2.544108512     957.917850475    3.160000
  A7     12669CLP3    26,170,313.00     966.117156368     8.199305893   16.885576085     957.917850475   20.973327
  A8     12669CLQ1    56,422,437.00     276.662974439   245.272917128    0.742090791      31.390057311    3.218750
  A9     12669CLR9    13,020,563.00     276.662974439   245.272917128    4.776756373      31.390057311   20.718738
 A10     12669CLS7    30,000,000.00   1,000.000000000     0.000000000    5.416666667   1,000.000000000    6.500000
 A11     12669CLT5    19,700,000.00   1,000.000000000     0.000000000    5.416666667   1,000.000000000    6.500000
 A12     12669CLU2       300,000.00   1,000.000000000     0.000000000    5.416666667   1,000.000000000    6.500000
  PO     12669CLV0     3,713,585.07     850.212236613     6.306385550    0.000000000     843.905851063    0.000000
  X      12669CPG9   354,550,879.00     883.997294814     0.000000000    0.437601664     831.927067370    0.594031
  AR     12669CLW8           100.00       0.000000000     0.000000000    0.000000000       0.000000000    6.500000
------------------------------------------------------------------------------------------------------------------
  M      12669CLX6     7,000,000.00     982.660398871     1.320005224    5.322743827     981.340393647    6.500000
  B1     12669CLY4     3,000,000.00     982.660398871     1.320005224    5.322743827     981.340393647    6.500000
  B2     12669CLZ1     2,500,000.00     982.660398871     1.320005224    5.322743827     981.340393647    6.500000
  B3     12669CPP9     1,000,000.00     982.660398871     1.320005224    5.322743827     981.340393647    6.500000
  B4     12669CPQ7     1,000,000.00     982.660398871     1.320005224    5.322743827     981.340393647    6.500000
  B5     12669CPR5     1,000,314.93     982.660398871     1.319981118    5.322743827     980.574478970    6.500000
------------------------------------------------------------------------------------------------------------------
Totals               500,000,000.00     874.201622380    39.159387920    5.011358120     835.040702080
------------------------------------------------------------------------------------------------------------------

        THE BANK OF
         NEW YORK

    101 Barclay St, 8W
    New York, NY 10286

Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-32

Pool Level Data

Distribution Date                                                                                                 9/25/02
Cut-off Date                                                                                                     12/ 1/01
Determination Date                                                                                                9/ 1/02
Accrual Period 30/360                        Begin                                                                8/ 1/02
                                             End                                                                  9/ 1/02
Number of Days in 30/360 Accrual Period                                                                                30

--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------

Group 1
-------
Cut-Off Date Balance                                                                                       500,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                          437,100,811.18
Ending Aggregate Pool Stated Principal Balance                                                             417,520,351.03
Beginning Prefunded Amount                                                                                           0.00
Ending Prefunded Amount                                                                                              0.00

Beginning Aggregate Certificate Stated Principal Balance                                                   437,100,811.17
Ending Aggregate Certificate Stated Principal Balance                                                      417,520,351.05

Beginning Aggregate Loan Count                                                                                       1152
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                        44
Ending Aggregate Loan Count                                                                                          1108

Beginning Weighted Average Loan Rate (WAC)                                                                      7.149190%
Ending Weighted Average Loan Rate (WAC)                                                                         7.134931%

Beginning Net Weighted Average Loan Rate                                                                        6.878997%
Ending Net Weighted Average Loan Rate                                                                           6.864895%

Weighted Average Maturity (WAM) (Months)                                                                              351

Servicer Advances                                                                                               29,698.67

Aggregate Pool Prepayment                                                                                   18,972,398.94
Pool Prepayment Rate                                                                                          41.6974 CPR

--------------------------------------------------------------------------------
                            Certificate Information
--------------------------------------------------------------------------------

Group 1
-------
Senior Percentage                                                                                          96.4899701218%
Senior Prepayment Percentage                                                                               00.0000000000%

        THE BANK OF
         NEW YORK

    101 Barclay St, 8W
    New York, NY 10286

Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-32

--------------------------------------------------------------------------------
                            Certificate Information
--------------------------------------------------------------------------------

Group 1
-------
Subordinate Percentage                                                                                      3.5100298782%
Subordinate Prepayment Percentage                                                                           0.0000000000%

Certificate Account

Beginning Balance                                                                                                    0.00

Deposit
Payments of Interest and Principal                                                                          21,938,677.78
Liquidation Proceeds                                                                                           227,068.84
All Other Proceeds                                                                                                   0.00
Other Amounts                                                                                                        0.00
                                                                                                            -------------
Total Deposits                                                                                              22,165,746.62

Withdrawals
Reimbursement of Servicer Advances                                                                                   0.00
Payment of Master Servicer Fees                                                                                 76,296.28
Payment of Sub Servicer Fees                                                                                     4,077.33
Payment of Other Fees                                                                                                0.00
Payment of Insurance Premium(s)                                                                                      0.00
Payment of Personal Mortgage Insurance                                                                               0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                     0.00
Payment of Principal and Interest                                                                           22,085,373.00
                                                                                                            -------------
Total Withdrawals                                                                                           22,165,746.62

Ending Balance                                                                                                       0.00

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                       14,766.39
Compensation for Gross PPIS from Servicing Fees                                                                 14,766.39
Other Gross PPIS Compensation                                                                                        0.00
                                                                                                            -------------
Total Net PPIS (Non-Supported PPIS)                                                                                  0.00

Master Servicing Fees Paid                                                                                      76,296.28
Sub Servicing Fees Paid                                                                                          4,077.33
Insurance Premium(s) Paid                                                                                            0.00
Personal Mortgage Insurance Fees Paid                                                                                0.00
Other Fees Paid                                                                                                      0.00
                                                                                                            -------------

        THE BANK OF
         NEW YORK

    101 Barclay St, 8W
    New York, NY 10286

Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-32


Total Fees                                                                                                      80,373.61
                                                                                                            -------------

--------------------------------------------------------------------------------
                            Delinquency Information
--------------------------------------------------------------------------------

Group 1
-------

Delinquency                                             30-59 Days         60-89 Days        90+ Days           Totals
-----------                                             ---------          ----------        --------           ------
Scheduled Principal Balance                            3,915,809.41        320,033.67             0.00       4,235,843.08
Percentage of Total Pool Balance                          0.937873%         0.076651%        0.000000%          1.014524%
Number of Loans                                                  14                 1                0                 15
Percentage of Total Loans                                 1.263538%         0.090253%        0.000000%          1.353791%

Foreclosure
-----------
Scheduled Principal Balance                                                                                          0.00
Percentage of Total Pool Balance                                                                                0.000000%
Number of Loans                                                                                                         0
Percentage of Total Loans                                                                                       0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                          0.00
Percentage of Total Pool Balance                                                                                0.000000%
Number of Loans                                                                                                         0
Percentage of Total Loans                                                                                       0.000000%

REO
---
Scheduled Principal Balance                                                                                          0.00
Percentage of Total Pool Balance                                                                                0.000000%
Number of Loans                                                                                                         0
Percentage of Total Loans                                                                                       0.000000%

Book Value of all REO Loans                                                                                          0.00
Percentage of Total Pool Balance                                                                                0.000000%

Current Realized Losses                                                                                            766.18
Additional Gains (Recoveries)/Losses                                                                                 0.00
Total Realized Losses                                                                                              766.18

--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

        THE BANK OF
         NEW YORK

    101 Barclay St, 8W
    New York, NY 10286

Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-32

Protection                                                           Original                    Current
----------                                                           --------                    -------
Bankruptcy Loss                                                       100,000.00                       0.00
Bankruptcy Percentage                                                  0.020000%                  0.000000%
Credit/Fraud Loss                                                   5,000,000.00               5,000,000.00
Credit/Fraud Loss Percentage                                           1.000000%                  1.197546%
Special Hazard Loss                                                 5,000,000.00               5,000,000.00
Special Hazard Loss Percentage                                         1.000000%                  1.197546%

Credit Support                                                       Original                    Current
--------------                                                       --------                    -------
Class A                                                           484,499,685.07             402,310,032.05
Class A Percentage                                                    96.899937%                 96.356987%

Class M                                                             7,000,000.00               6,869,382.76
Class M Percentage                                                     1.400000%                  1.645281%

Class B1                                                            3,000,000.00               2,944,021.18
Class B1 Percentage                                                    0.600000%                  0.705120%

Class B2                                                            2,500,000.00               2,453,350.98
Class B2 Percentage                                                    0.500000%                  0.587600%

Class B3                                                            1,000,000.00                 981,340.39
Class B3 Percentage                                                    0.200000%                  0.235040%

Class B4                                                            1,000,000.00                 981,340.39
Class B4 Percentage                                                    0.200000%                  0.235040%

Class B5                                                            1,000,314.93                 980,883.29
Class B5 Percentage                                                    0.200063%                  0.234931%